Exhibit No. 23.2
Form SB-2
Buyers United, Inc.

                        Consent of Independent Accountants

We consent to the use in this Registration Statement of Buyers United, Inc. on Form SB-2 of our report dated March 14, 2003 on the financial statements of Buyers United, Inc. and to the reference to us under the heading "Experts" in the prospectus.

                                          /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
September 10, 2003
























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